UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 15, 2013

Date of Report (Date of earliest event reported)

MAXIM INTEGRATED PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34192	94-2896096
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 Rio Robles

San Jose, California 95134

(Address of principal executive offices including zip code)

(408) 601-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This current report on Form 8-K/A is being filed as an amendment to the current report on Form 8-K previously filed by us with the U.S. Securities and Exchange Commission (the “SEC”) on August 19, 2013. The sole purpose of this amendment is to ensure that the Form 8-K is also properly identified as a Schedule TO-C on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system with respect to Volterra Semiconductor Corporation. No other changes have been made to the original filing on Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

On August 15, 2013, Maxim Integrated Products, Inc. (the “Company”), Victory Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Acquisition Sub”), and Volterra Semiconductor Corporation, a Delaware corporation (“Volterra”), entered into an agreement and plan of merger (the “Merger Agreement”), pursuant to which the Company, through Acquisition Sub, will commence a tender offer for all of the outstanding shares of common stock of Volterra, subject to the terms and conditions of the Merger Agreement.

Merger Agreement

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, the Company, through Acquisition Sub, will commence an offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock of Volterra, par value $0.001 per share (the “Volterra Common Stock”), at a price of $23.00 per share in cash (the “Offer Price”), without interest and subject to applicable tax withholding. Following the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into Volterra (the “Merger”) and Volterra will survive as a wholly-owned subsidiary of the Company. At the effective time of the Merger, the shares of Volterra Common Stock not purchased pursuant to the Offer (other than shares owned, directly or indirectly, by the Company or Acquisition Sub, or held by Volterra and shares as to which appraisal rights have been perfected in accordance with applicable law) will be converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to applicable tax withholding.

Consummation of the Offer is subject to various conditions, including among others, at least a majority of shares of Volterra Common Stock then outstanding (calculated on a fully diluted basis) being tendered into the Offer, the expiration or termination of applicable waiting periods under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) with respect to Volterra’s business and other customary closing conditions, each as described in the Merger Agreement. The Offer is not subject to a financing condition.

The Offer will expire at 9:00 AM, New York time, on the 21st business day following and including the commencement date of the Offer, unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the United States Securities and Exchange Commission.

Upon consummation of the Offer, the parties intend to complete the Merger in accordance with Section 251(h) of the Delaware General Corporation Law (“Section 251(h)”) which permits prompt completion of the Merger. In addition, Volterra has granted Acquisition Sub a contingent option (the “Top-Up Option”), exercisable in certain circumstances under the Merger Agreement, to facilitate the completion of the Merger, to purchase the number of newly-issued shares of Volterra Common Stock that is equal to one share more than the amount needed to give Acquisition Sub ownership of 90% of the outstanding shares of Volterra Common Stock (determined on a fully-diluted basis, assuming exercise of the Top-Up Option). The Top-Up Option, if any, will be exercisable only if Acquisition Sub acquires more than a majority of the outstanding shares of Common Stock pursuant to the Offer.

The Merger Agreement includes customary representations, warranties and covenants by the respective parties. Volterra has agreed to operate its business in the ordinary course of business consistent with past practices and is subject to customary operating restrictions during the period prior to completion of the Merger. The Merger Agreement also includes customary restrictions on the solicitation of proposals by Volterra with respect to alternative transactions and customary termination provisions for both Volterra and the Company and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Volterra may be required to pay the Company a termination fee of $21,000,000 plus expenses.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Volterra, the Company or Acquisition Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule provided by Volterra to the Company and Acquisition Sub in connection with the signing of the Merger Agreement. This disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Volterra, the Company and Acquisition Sub, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Volterra, the Company or Acquisition Sub or any of their respective businesses.

Tender and Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, on August 15, 2013, the executive officers and the directors of Volterra (and certain stockholders affiliated therewith) entered into a tender and support agreement (the “Tender and Support Agreement”) with the Company and Acquisition Sub, pursuant to which each such executive officer and director (and stockholders affiliated therewith) agreed, among other things, to tender his, her or its shares of Volterra Common Stock pursuant to the Offer and, if necessary, vote his, her or its shares of Volterra Common Stock in favor of the adoption of the Merger Agreement and the approval of the Merger. As of August 15, 2013, approximately 2% of the outstanding shares of Volterra Common Stock are subject to the Tender and Support Agreement. The Tender and Support Agreement will terminate in the event the Merger Agreement is terminated.

A copy of the Tender and Support Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference. The foregoing description of the Tender and Support Agreement is qualified in its entirety by reference to the full text of the Tender and Support Agreement.

NOTICE TO INVESTORS

This report and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of Volterra. Maxim has not commenced the tender offer for shares of Volterra’s stock described in this report. Upon commencement of the tender offer, Maxim and its wholly-owned subsidiary intend to file with the U.S. Securities and Exchange Commission (SEC) a tender offer statement on Schedule TO and related exhibits, including an offer to purchase, letter of transmittal, and other related documents. Following commencement of the tender offer, Volterra will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 and, if required, will file a proxy statement or information statement with the SEC in connection with the merger at a later date. Such documents will be mailed to stockholders of record and will also be made available for distribution to beneficial owners of shares of Volterra’s stock. The solicitation of offers to buy shares of Volterra’s stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents. Stockholders should read the offer to purchase and solicitation/recommendation statement, the tender offer statement on Schedule TO, the proxy statement, the information statement and all related documents and exhibits if and when such documents are filed and become available, as they will contain important information about the tender offer and the proposed merger. Stockholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov, by contacting the investor relations departments of Maxim or Volterra at their respective email addresses included below or from the information agent Maxim selects.

“SAFE HARBOR” STATEMENT

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by phrases such as Maxim, Volterra or management of either company “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe the proposed transaction, including its financial impact and expected benefits and timing, and other statements of management’s beliefs, intentions or goals, including related to the proposed transaction, also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Maxim or Volterra stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: the ability of the parties to consummate the proposed transaction and the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals at all or in a timely manner; any adverse impacts on the business of Maxim or Volterra during the pendency of the proposed transaction; the ability of Maxim to successfully integrate Volterra’s operations, product lines and technology and realize additional opportunities for growth; the ability of Maxim to realize synergies in terms of growth and cost savings; and the other risks and important factors contained and identified in Maxim’s and Volterra’s most recent Annual Report on Form 10-K, and other SEC filings of the companies, that could cause actual results to differ materially from the forward-looking statements. All forward-looking statements included in this report are made as of the date hereof, based on the information available to Maxim as of the date hereof, and Maxim assumes no obligation to update any forward-looking statement except as required by law.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Number	Description

2.1	Agreement and Plan of Merger, made and entered into as of August 15, 2013, by and among Maxim Integrated Products, Inc., Victory Merger Sub, Inc. and Volterra Semiconductor Corporation.

2.2	Tender and Support Agreement, made and entered into as of August 15, 2013, by and among Maxim Integrated Products, Inc., Victory Merger Sub, Inc. and the stockholders of Volterra Semiconductor Corporation set forth on Exhibit A thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2013

MAXIM INTEGRATED PRODUCTS, INC.

By:	/s/ Bruce E. Kiddoo
Bruce E. Kiddoo
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger, made and entered into as of August 15, 2013, by and among Maxim Integrated Products, Inc., Victory Merger Sub, Inc. and Volterra Semiconductor Corporation.

2.2	Tender and Support Agreement, made and entered into as of August 15, 2013, by and among Maxim Integrated Products, Inc., Victory Merger Sub, Inc. and the stockholders of Volterra Semiconductor Corporation set forth on Exhibit A thereto.